UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2013

GELIA GROUP, CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-186079	68-0682786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Rowayton Avenue, 2nd Floor
Rowayton, Connecticut 06853
Tel. (203) 803-1995
Fax (212) 656-1735
(Address of Principal Executive Offices)

Klenovy Blvd, 6-7
Moscow, Russia 115470
Tel. (702) 605-4165
 (former Address of Principal Executive Offices)

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

●
The “Company,” “we,” “us,” or “our,” are references to the combined business of (i) Gelia Group, Corp., a Nevada corporation (“GEIA”), (ii) Starstream Entertainment, LLC, a Delaware limited liability company (“SSE”), (iii) Starstream ELP, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of SSE (“SSELP”), and (iv) Starstream Films, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of SSE (“SSF”);

●	“Common Stock” refers to the common stock, par value $.001, of the Company;
●	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;
●	“Securities Act” refers to the Securities Act of 1933, as amended; and
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.
Item 1.01 Entry Into A Material Definitive Agreement

Securities Exchange Agreement

On October 8, 2013, we entered into a Securities Exchange Agreement with SSE and members of SSE (the “Starstream Members”) (the “Securities Exchange Agreement”).  Pursuant to the Securities Exchange Agreement, on October 8, 2013, the Starstream Members assigned 100% of the membership interests of SSE held by them to the Company, in consideration of an aggregate of 8,567,991 newly issued shares of our Common Stock. The shares of our Common Stock received by the Starstream Members in such transactions constitute approximately 62.4% of our issued and outstanding Common Stock giving effect to the issuance of shares pursuant to the Securities Exchange Agreement. As a result, SSE, together with its wholly-owned subsidiaries, SSELP, and SSF became the Company’s wholly-owned subsidiaries.

The Securities Exchange Agreement contains representations and warranties by us, SSE, and Starstream Members which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; financial condition; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; the filing of required tax returns; and no brokers used, and with respect to SSE:  authorization, capitalization, and title to the membership interests of SSE being contributed.

Private Placement of Common Stock

On October 8, 2013, the Company entered into and consummated transactions pursuant to the Subscription Agreement (the “Subscription Agreement”) with certain accredited investors whereby the Company issued and sold to the investors for $0.83 per share an aggregate of 602,410 shares of Common Stock for an aggregate purchase price of $500,000 (the “Private Placement”).

The Subscription Agreement contains representations and warranties by the Company and the investors which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; and no brokers used, and with respect to the investors: authorization, accredited investor status and investment intent.

The foregoing description of the terms of the Securities Exchange Agreement and Subscription Agreement is qualified in its entirety by reference to the provisions of the forms of the Securities Exchange Agreement and Subscription Agreement which are filed as Exhibits 2.1, 10.2 and 10.4 to this Current Report, respectively, and are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 8, 2013, we completed the acquisition of SSE pursuant to the Securities Exchange Agreement. The acquisition was accounted for as a recapitalization effected by the contribution of the 100% equity interests of SSE. SSE is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of SSE, the acquired entity, have been brought forward at their book value and no goodwill has been recognized.

OUR CORPORATE STRUCTURE

GEIA is a Nevada corporation incorporated on August 20, 2012. Following the acquisition of SSE, SSE became our direct wholly-owned subsidiary effective on October 8, 2013.

The following diagram sets forth the structure of the Company as of the date of this Report:

___________
* SSF is a single purpose entity organized to invest into and exploit film rights with respect to the motion picture “Lee Daniels’ The Butler,” which was theatrically released on August 16, 2013. SSF assigned 30% of such rights to a third party investor and as a result SSF is entitled to 70% of such rights.

Organizational History of SSE and its Subsidiaries

Starstream Films, LLC

SSF was organized on April 11, 2012 in Delaware as a single purpose entity to invest into Butler Films, LLC, a Delaware limited liability company, formed for the purpose of financing, developing, producing, distributing and exploiting the motion picture entitled “Lee Daniels’ The Butler,” which was theatrically released on August 16, 2013. SSF originally had two members, Charles Bonan (70%) and Lawrence Ladove (30%). In August 2013, Mr. Bonan and Mr. Ladove assigned their membership interests in SSF to SSE. In connection with and in consideration of the assignment by Mr. Ladove, on August 2, 2013, SSF assigned 30% of its films rights with respect to “Lee Daniels’ The Butler” to the Ladove Family Trust. As a result, SSF became a wholly-owned subsidiary of SSE entitled to 70% of such rights.

Starstream ELP, LLC

SSELP was formed on December 7, 2012 in Delaware to produce, promote, support and/or develop motion pictures and engage in any and all activities necessary or incidental to the foregoing.  SSELP originally had three members: Charles Bonan (79.032%), NV Productions LLC (14.516%) and Bryan Mansour (6.452%). On August 2, 2013, Mr. Bonan assigned his membership interests in SSELP to SSE.

Starstream Entertainment, LLC

SSE was formed on January 10, 2013 in Delaware to produce, promote, support and/or develop motion pictures and engage in any and all activities necessary or incidental to the foregoing.

SUAD Film, LLC

SSF was organized on August 27, 2013 in Delaware for the purpose of financing, developing, producing, distributing and exploiting the motion picture entitled “Shut Up and Drive.”

OUR BUSINESS

General

The Company is an independent motion picture production company. We develop, produce, market and plan to distribute feature-length motion pictures. The Company has not generated any revenues to date and has incurred operating losses, although we have already completed several projects from which we anticipate revenues as set forth below.

The Company’s business strategy is to create motion pictures and to fully exploit the films and the ancillary rights through several avenues, including theatrical release, cable television, home viewing versions and the Internet. The Company acquires ownership in media properties at a late stage when the properties are fully packaged and ready for financing and production of motion pictures, and creates value by providing both financing and production expertise. The Company’s target segment of the motion picture industry is the emerging market of high-quality, low-cost, commercially viable content.

The Company currently has the following motion picture projects in its portfolio:

Title	Summary	Production Stage	Equity Interest
Lee Daniels’ The Butler (Executive Produced Only)	The Butler is inspired by Wil Haygood’s Washington Post article about an African-American man who served as a butler to eight Presidents in the White House for over thirty years. From this unique vantage point, The Butler traces the dramatic changes that swept American society, from the civil rights movement to Vietnam and beyond, and how those changes affected this man’s life and family.	Theatrically Released 8/16/2013	1.785%
Life of Crime	Based on the Elmore Leonard (“Get Shorty”, “Rum Punch”) cult novel “The Switch.” Ordell Robbie and Louis Gara hit it off in prison, where they were both doing time for grand theft auto. Now that they're out, they're joining forces for one big score. The plan is to kidnap the wife of a wealthy Detroit developer and hold her for ransom. But they didn't figure the lowlife husband wouldn't want his lady back. So it's time for Plan B and the opportunity to make a real killing - with the unlikely help of a beautiful, ticked-off housewife who's hungry for a large helping of sweet revenge.	Completed	20%
Life After Beth	A quirky indie comedy, Life After Beth is the story of a young man Zach, whose whole life has been crushed by the death of his girlfriend Beth. As he feels more and more like life isn’t going to get better, he discovers that Beth isn’t quite as dead as he thought, as she has returned as a zombie. The only problem is she doesn’t know she’s dead, and her parents demand that Zach keep it that way. Life After Beth hysterically challenges whether love truly does conquer all. Zach tries to keep the truth from Beth, while also dealing with her rapidly decomposing body and violent zombie tendencies.	Post-Production	25%
Trouble Dolls
This quirky indie comedy, inspired by the 1987 cult-film Withnail and I, follows two co-dependent East Village, New York girls (Olivia and Nicole) are on the verge of eviction and existential crisis. They’re struggling artists, living in a Bohemian apartment. Their electricity has been turned off and they’ve begun an ill-advised juice fast. To top it all off, they’re out of money and too “talented” to come up with the rent. To solve their problems they go to L.A. to visit Nicole’s wealthy aunt, Kimberley, the host of a popular reality TV talent show. As Kimberley convinces the girls to audition, the girls struggle to maintain their friendship as Olivia begins to realize she may not be as dependent on Nicole as she once believed.

		Post-Production	50%
Shut Up and Drive	Shut up and Drive is a feature film about two very opposite girls, Laura (Zoë Worth) and Jane (Sarah Sutherland), struggling to deal with each other, as they're forced on a road trip to visit the only thing they have in common: a boy.	Production	100%

Our Philosophy

Our philosophy is to produce quality entertainment that is creatively superb, and at the same time, fiscally responsible ourselves and with our producing partners.  We are focused on mitigating risk in the production of films by investing and co-investing, in projects that meet certain criteria in our financing structure.  By choosing quality film projects that utilize regional film tax subsidies, are budgeted moderately, and have A-list talent attachments currently in place, the Company can mitigate its capital contribution risk before physical production even begins.  This unique model for selecting projects that the Company implements, puts it at a superior advantage versus the traditional film financing model which generally relies on a higher capital contribution for similar equity participation, and an emphasis on massive marketing as a the primary vehicle to recoup capital contributions.

Project Selection

The Company adheres to a strict investor-focused criteria in selecting its feature film projects.  The company selects potential projects on three main levels based on the size of production budget: Moderate ($3-15MM). Low Budget ($800K-3MM), and Ultra-Low Budget (up to $300K).  Production budget in the selection process includes all costs to create the film from pre-production to distribution.

Project selection criteria includes three main components:  Creatively Superior Scripts, Regional Film Tax Subsidies, and Foreign Presales based on A-List Talent Attachments, of which the latter two mitigate risk by essentially “creating” budget recoupment before production begins.

•	Regional Film Tax Subsidies – Tax subsidies offered to Film Production Companies for production costs incurred within a specific region. The most popular and widely used government subsidies are:

o
State Film Tax Credits: In an effort to stimulate their local economies by establishing a film industry, many states offer a tax credit on film production costs which occur within the state. State tax credits can offer up to a 42% refund on production costs.

o
IRS Tax Code - Section 181: This section of the IRS tax code allows an immediate 100% tax write-off of passive income regarding production expenditures for domestic film and television productions with aggregate costs under $15 million (or, in certain low income areas, productions with aggregate costs under $20 million). This means that for qualified productions, production expenses may be deducted in the year the expenditure occurs, instead of being depreciated over a period of years using the traditional income forecast method. For a production to be eligible, at least 75% of the total compensation must be for services performed in the United States by actors, directors, producers and other production personnel.

•
Foreign Presales – Feature Films are sold or licensed to foreign territories before domestic distribution occurs, and dependent on the “foreign value” of a specific A-List talent attachment, presales can occur before production even begins.  The Company will hire a Foreign Sales agent to bring the project to market, and sell to individual territories, for a fee.

By leveraging the projected value of Film Tax Credits (FTC) and Foreign Presales (FP), the Company can lower outside equity participation needed and guarantee a higher equity position for itself.  With most often at least 40%, and up to 80%, of the production budget covered by projected FTCs and FPs, The Company mitigates risk by lowering recoupment value, all while increasing equity participation at a lower capital contribution.

The chart below briefly describes the budget level and selection criteria the Company adheres to:

Budget Level	Budget Size	Criteria Needed for Selection
Moderate Budget	$3-15 Million	•	Regional Film Tax Subsidies (at least 25% tax credit)
		•	A-List Talent Attachments for Foreign Presale revenues (must cover 25-40+% of budget)
		•	Creatively Superior Script

Low Budget	$800K-$3 Million	•	Regional Film Tax Subsidies (at least 25% tax credit)
		•	A-List Talent Attachments for Foreign Presale revenue (must cover 10-25+% of budget)
		•	Creatively Superior Script

Ultra-Low Budget	Up to $300K	•	Creatively Superior Script
•
		•	Regional Film Tax Subsidies and Foreign Presale revenues are sought after, but not primary criteria.
		•	Primarily a vehicle for Company to identify and empower “up and coming” talent and to broaden Company’s future industry wide network by building loyalty to Company through “first-mover” strategy.

Special Circumstance Projects (Above Moderate Budget)	$15-30 Million	•	All criteria for Moderate Budget MUST be met.
		•	Strategic relationship development opportunities in place
		•	Value-added Company Branding opportunities in place
		•	Additional Intangible Returns available

Distribution Strategy

The Company will explore and implement appropriate distribution on a project by project basis.  The Company plans to enter into distribution deals with major and mid-major studios and/or distribution companies, to guarantee specific distribution guidelines for each of our projects.  The Company will work with the distribution companies to implement the most appropriate distribution channel for each project based on what we agree the market dictates.

Independent Motion Picture Industry Overview

General

Independent Motion Pictures are differentiated from the typical theatrical production which is made with the backing and support of a major film studio. These major productions are largely financed from inception by the major studios which also retain the bulk of the distribution rights for the film. These films tend to have larger budgets (generally over $10 million). Independent Motion Pictures are often produced initially without the backing of a major studio and are financed using a combination of investor funding, the sale of territorial or distribution channel distribution rights and loans (which are often collateralized by the proceeds of the sale of distribution rights). Independent Motion Picture Producers may often obtain the services of name talent by providing them a percentage ownership participation in the production in lieu of cash salary. Finally, Independent Motion Picture producers often take advantage of government incentive programs (such as those provided by Canada and France) which will provide funding based on the inclusion of local content in the film. Many of these are co-productions with production companies which have been established in the markets providing incentives which facilitate arranging for financing in those markets.

The manner in which Independent Motion Pictures are financed, produced and marketed greatly depends on factors such as genre, budget, star power, location and target market or audience. The Company believes that the management and board of directors have experience in marketing, advertising and promoting films of a significant cross-section of genres.

Essentially, there are three ways that an independent film is financed; 1) private investment; 2) mixture of private investment and domestic and foreign financial incentive programs and 3) pre-sale of certain distribution rights (i.e. foreign territories, video on demand, cable TV, etc.) then using those pre-sale contracts as collateral to secure bank or institutional financing. The financing of a production may include any or all of the above sources of financing. Each film project is evaluated on its own merits and a decision is made by the producers as to which the financing strategy which is most suitable for the particular film.

Once the financing structure has been determined and implemented, the producer will then commence the process of making the picture. During the production of the film the producers may also start the marketing, promotion and distribution efforts of the film. Each film is treated as an individual project during this phase. The various genres of film are promoted and marketed differently, however, the process is basically the same. The producers identify the target market; develop relationships with relevant retailers, TV networks, merchandisers and other specific groups and then begin pre-promoting the picture through these groups. Social media and web presence is created and exploited.

Throughout the production process, the producers engage in negotiations with foreign and domestic distributors and sales agents. Depending on the financial requirements of the production, the producers will pre-sell distribution in specific geographic markets and with respect to specific avenues of distribution (such as cable, pay-per-view and the like). The producers will retain certain distribution rights for their own benefit.

Once the film production is complete, it may be exhibited at various film markets throughout the world where it will obtain broad exposure to independent film distributors who might have an interest in purchasing additional distribution rights with respect to the film. At the release date(s) for the film, it will be delivered in final form to the various distributors and sales agents around the globe for exhibition to audiences. At this point a third party collection company tracks the revenues and receipts and collects the sales from the various distributors and sales agents and administers the sales and distribution agreements according to their terms, which generally provide for an allocation of revenues between the parties.

Film Production Process

A film project goes through five stages before it is ready for release. Combined, these stages can take approximately from one and a half to three years or more to complete. The stages are:

- development

- pre-production

- principal photography

- post-production

- distribution

Development. During the development stage, the executive producer and/or production company create or acquire the theatrical motion picture rights to a property. The production company then finances the cost of the screenplay creation and revision to the point where it is determined whether the project has sufficient merit to pursue.

If the decision is made to proceed with the film, the creation of a comprehensive budget and shooting schedule is commissioned. With a dollar figure established, the production entity then takes those steps necessary to acquire or have committed adequate funding to finance the production of the film. A distribution commitment may be sought during development, although many independent films are often developed and even produced before such a commitment is finalized. In order to facilitate the attractiveness of the film to potential sources of funding, some financial commitments to actors may be made during the development stage that guarantee the payment of a specific fee, even if the film does not get made.

Pre-Production. Once the financing has been arranged or committed, the film is ready for pre-production. During this phase, a completion bond is secured, a director is retained, locations and production facilities are secured, casting is completed, and the shooting schedule is planned. Script polishing is also completed during this phase. The pre-production phase of a film usually takes approximately two to four months.

Principal Photography. The actual “shooting” of the film can commence with the completion of pre-production. Principal photography generally lasts from approximately six to fourteen weeks, and could be a longer period for larger budget productions.

Post-Production. Post-Production may commence prior to the completion of principal photography and normally encompassing approximately three to six months. Post-Production includes editing, scoring, voice-over dialogue and other elements which are added following the completion of Principal Photography. During this phase, the director and producer make the agreed cuts, rearrangements or other changes in the raw film footage, and the necessary dialogue, music, sound effects, optical effects, and special effects are added. The result of this effort is the “completed negative” from which release prints are made for release and distribution.

Distribution. In today’s entertainment marketplace, the neighborhood movie theater is only the first link in a feature film’s distribution chain. Many productions are never theatrically released and go directly to other forms of distribution. Regardless of the exposure on initial release, films generally continue generating revenues for many years as they move through additional distribution channels. The Company does not sell its films. It rents or licenses them for specific uses and time periods, while retaining ownership of the underlying rights. In certain instances, the Company may license the distribution rights for specified markets. Actual release patterns for films are individually tailored, and a film can be in more than one market at a time.

Marketing

The Company intends to rely on a variety of marketing tools, including those which are generally available for independent film exploitation and tools directly developed by the Company. Each production has its own “target audience.” The target audience for a particular production may be defined by age, sex, socio-economic status,  geography, religious or cultural orientation. This is largely determined by the subject matter of the production. There are many marketing organizations within the film industry which specialize in the definition of target markets for a production and structuring of marketing and sales programs which best reach the specific targeted market. These organizations develop specific marketing and sales programs which enable the distributors to obtain the maximum impact for the amount spent. Many times, this may include joint marketing efforts with other entities or products which are similarly targeting the same market.

The responsibility for advertising and promoting a film once it is placed in the hands of distributors generally rests in the hands of the distributors and is considered a part of their cost of distribution. While the production company may be responsible for the cost of film prints, the production company is rarely responsible for the costs of distribution.

Within the motion picture industry there are several check and balances that are utilized industry-wide to ensure, to the extent possible, that licensed organizations are performing and reporting properly. Third party collection firms are often used to audit and track sales, distribution agreements that specifically address these issues are put in place. This is rarely undertaken directly by the film production company.

Competition

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of leisure entertainment. In addition to competing with the major film studios that dominate the motion picture industry, we will also compete with numerous independent motion picture production companies, television networks, and pay television systems. Virtually all of our competitors are significantly larger than we are, have been in business much longer than we have, and have significantly more resources at their disposal.

Censorship

An industry trade association, the Motion Picture Association of America, assigns ratings for age group suitability for domestic theatrical distribution of motion pictures under the auspices of its Code and Rating Administration. The film distributor generally submits its film to the Code and Rating Administration for a rating. We plan to follow the practice of submitting our motion pictures for ratings.

Television networks and stations in the United States as well as some foreign governments may impose additional restrictions on the content of a motion picture that may wholly or partially restrict exhibition on television or in a particular territory.

We plan to make motion pictures that appeal to the tastes of the vast majority of the movie-going public. We plan to produce our motion pictures so there will be no material restrictions on exhibition in any major market or media. This policy may require production of “cover” shots or different photography and recording of certain scenes for insertion in versions of a motion picture exhibited on television or theatrically in certain territories.

There can be no assurance that current and future restrictions on the content of our films may not limit or affect our ability to exhibit our pictures in certain territories and media.

Theatrical distribution of motion pictures, in a number of states and certain jurisdictions, is subject to provisions of trade practice laws passed in those jurisdictions. These laws generally seek to eliminate the practice known as “blind bidding” and prohibit the licensing of films unless theater owners are invited to attend screenings of the film first. In certain instances, these laws also prohibit payment of advances and guarantees to film distributors by exhibitors.

Labor Laws

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative actors, directors, screenwriters, and film crews as well as industry-wide collective bargaining agreements. Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members of guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations.  If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue.

We will use non-unionized actors, directors, screenwriters, and film crews whenever possible to reduce our costs of production.  Notwithstanding this, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions that bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions.  Strikes or other work stoppages by members of these unions could delay or disrupt our activities.  The extent to which the existence of collective bargaining agreements may affect us in the future is not currently determinable.

Intellectual Property

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada.  These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws. We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our pictures under the laws of the applicable jurisdictions. Motion picture piracy is an industry-wide problem.  Our industry trade association provides a piracy hotline and investigates all piracy reports. The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation with the possibility of criminal prosecution.

Under the copyright laws of the United States, copyright in a motion picture is automatically secured when the work is created and “fixed” in a copy. We intend to register our films for copyright with the United States Copyright Office which will register claims to copyright and issue certificates of registration but will not “grant” or “issue” copyrights.  Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright. Copyright in the United States does not cover the idea or concept behind the work or any characters portrayed in the work.  Registration with the appropriate office establishes a public record of the copyright claim.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others. Under the laws of the United States, these individuals are not always considered the “authors,” however, because a motion picture is frequently a “work made for hire.” In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes.  We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author’s life plus an additional 70 years after the author’s death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially outside of the United States. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies.

Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world. In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures. If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.

Employees

We currently have 9 employees. We utilize independent contractors, consultants, and other creative personnel from time to time to assist in developing, producing and promoting our motion pictures and Internet properties. Independent contractors are generally paid on a commission, hourly or job-related basis, depending on the services being performed.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected.

We were formed in March 2012 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with no operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition

•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

•	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and May Never Achieve Profitability

We are an early stage company and have a limited history of operations. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

Dependence on our Management, without whose services Company business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our success depends on certain key employees.

Our success depends to a significant extent on the performance of a number of senior management personnel and other key employees, including production and creative personnel. We do not currently have significant “key person” life insurance policies for all of our”key” employees. Although it is standard in the motion picture industry to rely on employment agreements as a method of retaining the services of key employees, these agreements cannot assure us of the continued services of such employees. In addition, competition for the limited number of business, production and creative personnel necessary to create and distribute our entertainment content is intense and may grow in the future. Our inability to retain or successfully replace where necessary members of our senior management and other key employees could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

To be successful, we need to attract and retain qualified personnel.

Our success continues to depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for the caliber of talent required to produce and distribute our motion pictures and entertainment projects continues to increase. We cannot assure you that we will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If we were unable to hire, assimilate and retain qualified personnel in the future, such inability would have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

Our current officers and directors currently own or control 9,745,186 shares of our common stock, representing approximately 77.4% of the voting control of the Company. Our current officers and directors therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of additional working capital may cause curtailment of any expansion plans while raising capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

At June 30, 2013, the Company had $22,175 in cash.  To fund the Company’s operating expenses, the Company requires additional funding for ongoing operations and to finance such film projects it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of revenues could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of revenue in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of revenues, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends in the entertainment industry, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to consumer spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our consumers and their continued willingness to expend funds on our productions. An overall decline in the demand for entertainment media could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of revenues and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with no current full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our securities to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 110,000,000 shares of common stock, $0.001 par value per share, of which, as of the date of this report, 12,348,480 shares of common stock were issued and outstanding. Additional shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Our need for additional capital could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the financial markets. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations. Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. There can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly.

Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Our common stock is subject to the Penny Stock Regulations

Our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may not be able to generate sufficient cash to service all of our indebtedness, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements.  In the absence of such cash flows or capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

If we cannot make scheduled payments on our debt, we will be in default and, as a result, at minimum be at risk to:

•	our debt holders could declare all outstanding principal and interest to be due and payable;

•	the holders of our secured debt could foreclose against the assets securing their borrowings; and/or

•	we could be forced into bankruptcy or liquidation.

Variable rate indebtedness of future borrowings could subject us to interest rate risk, which could cause our debt service obligations to increase significantly.

Certain of our future borrowings, future primarily borrowings may be at variable rates of interest and expose us to interest rate risk. If interest rates increase, our future debt service obligations on our future variable rate indebtedness would increase even though the amount borrowed remained the same.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

If we fail to obtain financing for the production of a motion picture, our business may fail.

We may not have sufficient capital to meet our current operating requirements, much less the funds to support the funding of the production of any motion pictures. We intend to make motion pictures with production budgets of $300,000 or more. We will need to raise all the money required to fund the production of motion pictures from outside financing. Such financing could take the form of co-production or joint venture arrangements or partnerships, additional sales of our securities or an operating line of credit. Regardless of the amount of money we raise, additional financing will be needed to produce additional motion pictures. No assurance can be given that financing will be available to us, at all, or on favorable terms. Unless such additional financing is available to us, our production activities may be materially adversely affected and you may lose your entire investment. We have no financing commitments at this time.

If we are unable to produce commercially successful films, our business may fail.

Producing films involves substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of the screenplay's commercial potential as a film. It is impossible to predict the success of any film before the production starts. The ability of a motion picture to generate revenues will depend upon a variety of unpredictable factors, including:

*    public taste, which is always subject to change;

*    the quantity and popularity of other films and leisure activities available to the public at the time of our release;

*    the competition for exhibition at movie theatres, through video retailers, on cable television and through other forms of distribution; and

*    the fact that not all films are distributed in all media.

For any of these reasons, the films that we produce may be commercially unsuccessful and our business may fail.

If we are unable to secure distribution of our films, our business will suffer.

Because we may initially lack the resources to distribute our films ourselves, we plan to enter into distribution agreements with established distribution companies. As a result, we may be unable to secure distribution agreements or revenue guarantees before funds are spent on production. In addition, if we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether. If we retain a distributor as an independent contractor we may need to seek additional financing to cover this cost. If we bypass theatrical distribution and attempt to release our films directly to pay cable or home video, we may not generate enough revenues to become profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate sufficient revenues to fund our production costs and operating expenses.

If we fail to protect our intellectual property and proprietary rights adequately, our business could be adversely affected.

We seek to protect our intellectual property through trade secrets, copyrights, confidentiality, non-compete and nondisclosure agreements, trademarks, domain names and other measures, some of which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our intellectual property or to obtain and use property that we regard as proprietary. We cannot assure you that our means of protecting our proprietary rights will be adequate. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to steal our intellectual property. Our failure to protect adequately our intellectual property and proprietary rights could adversely affect our business, financial condition and results of operations.

An assertion by a third party that we are infringing its intellectual property could subject us to costly and time-consuming litigation or expensive licenses and our business might be harmed.

We might not prevail in any intellectual property infringement litigation given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into licensing agreements.

The motion picture industry is highly unionized and labor actions could adversely affect the Company’s ability to complete productions in a timely manner within projected budgets.

While the motion picture industry is highly unionized, the Company intends to produce both Union and non-Union pictures. Lower budget films (such as the Company intends to produce) may be produced on a non-Union basis, which may limit certain distribution channels available for the film. When producing a Union film, the costs of the production are increased significantly and there is always a risk of a labor dispute within the any of the unions and studios involved in the production, which could result in a work stoppage. This is a general risk which affects the entire industry and not the Company specifically. While work stoppages are rare within the film industry, they have occurred and have been quite costly to the entire motion picture industry. The Company cannot specifically estimate the direct or indirect cost of any particular work stoppage.

The process of producing and distributing films is inherently unpredictable.

The Company may not have consistent access to quality creative material from which to select productions for purposes of development production or investment. The writers hired to write for productions may create material that is not sufficiently entertaining or dramatically compelling. There may be difficulty in securing the participation of appropriate talent and suitable shooting locations. Some productions may be more difficult to finance than others. There may be contract disputes with the talent, writers, producers, etc. All of these factors could affect the ability to produce productions on schedule and on budget, and therefore to see any proceeds from the exploitation of such productions.

Our productions may incur production over-runs making a particular project unprofitable or difficult to complete.

While it is anticipated that a completion guaranty will be obtained in order to secure the completion and delivery of a production in accordance with a pre-approved budget and production schedule, it cannot be guaranteed that such a completion guaranty will be in place for each production. Without a completion guaranty, there is a much greater risk to the potential recoupment of investments in a production.

Productions may be prematurely abandoned.

The development, production or distribution of a production may be abandoned at any stage if further expenditures do not appear commercially feasible, with the resulting loss of some or all of the funds previously expended on the development, production or distribution of the project.

Rising production costs may require greater returns to ensure profits.

The cost of producing and marketing of productions has continued to increase. This increase in costs has not been accompanied by any proportional increase in revenues. In the future, producers may have to generate even greater revenue returns relative to the costs of productions to ensure profits.

We face substantial competition in all aspects of our business.

We are smaller and less diversified than many of our competitors. As an independent producer, we constantly compete with major U.S. and international studios. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels that can provide both the means of distributing their products and stable sources of earnings that may allow them to better offset fluctuations in the financial performance of their motion picture and television operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. The resources of the major studios may also give them an advantage in acquiring other businesses or assets, including film libraries, that we might also be interested in acquiring.

The motion picture industry is highly competitive and at times may create an oversupply of motion pictures in the market. The number of motion pictures released by our competitors, particularly the major studios, may create an oversupply of product in the market, reduce our share of box office receipts and make it more difficult for our films to succeed commercially. Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when theater attendance is expected to be highest. For this reason, and because of our generally more limited production and advertising budgets, we historically have not released our films during peak release times. Moreover, we cannot guarantee that we can release all of our films when they are otherwise scheduled. In addition to production or other delays that might cause us to alter our release schedule, a change in the schedule of a major studio may force us to alter the release date of a film because we may not choose to compete with a major studio's larger promotion campaign. Any such change could adversely impact a film's financial performance. In addition, if we cannot change our schedule after such a change by a major studio because we are too close to the release date, the major studio's release and its typically larger promotion budget may adversely impact the financial performance of our film. The foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. The limited supply of motion picture screens compounds this product oversupply problem. Currently, a substantial majority of the motion picture screens in the U.S. typically are committed at any one time to approximately 10 to 15 films distributed nationally by major studio distributors. In addition, as a result of changes in the theatrical exhibition industry, including reorganizations and consolidations, and major studio releases occupying more screens, the number of screens available to us when we want to release a picture may decrease. If the number of motion picture screens decreases, box office receipts, and the correlating future revenue streams, such as from home entertainment and pay and free television, of our motion pictures may also decrease, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Film piracy remains a major area of concern in the film industry.

Piracy is currently concentrated primarily in areas outside of North America including Asia, South America, the former Soviet Union, and other Eastern European countries. However, no assurances can be made that piracy will not spread to other areas of the world as new technology is developed. A number of organizations are attempting to take control of the problem. Trade embargoes and restrictions have been used to encourage particular countries to institute and enforce strict copyright laws. However, these actions have produced mixed results and there is no assurance that future actions will satisfactorily resolve the matter.

Film production and distribution may require passage of extended time before profits, if any, are generated.

The production and distribution of a production involves the passage of a significant amount of time. Pre-production on a production may extend for several months or more. Principal photography may extend for several weeks or more. Post-production may extend from several months or more. Distribution and exhibition of a production in particular may continue for years before profits may be generated, if at all.

We face risks from doing business internationally.

We produce motion picture productions that are dependent on revenues generated through distribution of said productions outside the U.S, through various output agreement and third party licensees elsewhere, and derive revenues from these sources. As a result, our business is subject to certain risks inherent in international business, many of which are beyond our control. These risks include:

•           laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

•           changes in local regulatory requirements, including restrictions on content; differing cultural tastes and attitudes;

•           differing degrees of protection for intellectual property;

•           financial instability and increased market concentration of buyers in foreign television markets, including in European pay television markets;

•           the instability of foreign economies and governments;

•           fluctuating foreign exchange rates;

•           the spread of communicable diseases in such jurisdictions, which may impact business in such jurisdictions; and

•           war and acts of terrorism.

Events or developments related to these and other risks associated with international trade could adversely affect our revenues from non-U.S. sources, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

We must successfully respond to rapid technological changes and alternative forms of delivery or storage to remain competitive.

The entertainment industry in general continues to undergo significant developments as advances in technologies and new methods of product delivery and storage, or certain changes in consumer behavior driven by these or other technologies and methods of delivery and storage, emerge. For example, the industry has been experiencing a decline in DVD sales both domestically and internationally, as a result of factors such as new methods of product delivery and storage, various technological advances and changes in consumer preferences and behavior. Consumers are spending an increasing amount of time on the internet and on mobile devices, and are increasingly viewing content on a time-delayed or on-demand basis from the internet, on their televisions and on handheld or portable devices. We cannot predict how we will financially participate in the exploitation of our motion pictures through these emerging technologies, or whether we have the right to do so for certain of our library titles or whether the revenues we generate through these emerging technologies will offset any future decline in DVD sales. If we cannot successfully exploit these and other emerging technologies, it could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Limitations on control of joint ventures may adversely impact our operations.

We hold our interests in certain businesses as a joint venture or in partnership with non-affiliated third parties. As a result of such arrangements, we may be unable to control the operations, strategies and financial decisions of such joint venture or partnership entities which could in turn result in limitations on our ability to implement strategies that we may favor. In addition, our ability to transfer our interests in businesses owned with third parties is limited under certain joint venture, partnership or similar agreements.

A significant portion of our content library revenues comes from a small number of titles.

We depend on a limited number of titles in any given fiscal quarter for the majority of the revenues generated by our content library. In addition, the titles in our library are not all presently distributed and generate substantially no revenue. If we cannot acquire new product and the rights to popular titles through production, distribution agreements, acquisitions, mergers, joint ventures or other strategic alliances, it could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

We are/will be limited in our ability to exploit a portion of our content library.

Our rights to the titles in our content library do and will vary; in some cases, we have/will have only the right to distribute titles in certain media and territories for a limited term. We cannot assure you that we will be able to renew expiring rights on acceptable terms and that any failure to renew titles generating a significant portion of our revenue would not have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

We face substantial capital requirements and financial risks.

Our business requires a substantial investment of capital. The production, acquisition and distribution of motion pictures and entertainment projects require a significant amount of capital. A significant amount of time may elapse between our expenditure of funds and the receipt of exploitation revenues from or government contributions to our motion pictures or television programs. This time lapse may require us to fund a significant portion of our capital requirements from secured credit facilities and from other financing sources. We cannot assure you that we will not be subject to substantial financial risks relating to the production, acquisition, completion and release of future motion pictures and entertainment projects. In addition, if we increase (through internal growth or acquisition) our production slate or our production budgets, we may be required to increase overhead and/or make larger up-front payments to talent and, consequently, bear greater financial risks. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

The costs of producing and marketing feature films is high and may increase in the future, which may make it more difficult for a film to generate a profit or compete against other films. The costs of producing and marketing feature films have generally increased from year to year. These costs may continue to increase, which may make it more difficult for our films to generate a profit or compete against other films. Historically, production costs and marketing costs have risen at a higher rate than increases in either the number of domestic admissions to movie theaters or admission ticket prices. A continuation of this trend would leave us more dependent on other media, such as home entertainment, television, international markets and digital for revenue, which revenues may not be sufficient to offset an increase in the cost of motion picture production and marketing. If we cannot successfully exploit these other media, it could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Budget overruns may adversely affect our business. Our business model requires that we be efficient in the production of our motion pictures and entertainment projects. Actual motion picture and entertainment projects costs may exceed their budgets, sometimes significantly. The production, completion and distribution of motion pictures and entertainment projects are subject to a number of uncertainties, including delays and increased expenditures due to creative differences among key cast members and other key creative personnel or other disruptions or events beyond our control. Risks such as death or disability of star performers, technical complications with special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a motion picture or entertainment project incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production or fund the overrun ourselves. We cannot make assurances regarding the availability of such financing on terms acceptable to us, and the lack of such financing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

In addition, if a motion picture or entertainment project incurs substantial budget overruns, we cannot assure you that we will recoup these costs, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. Increased costs incurred with respect to a particular film may result in any such film not being ready for release at the intended time and the postponement to a potentially less favorable date, all of which could cause a decline in box office performance, and, thus, the overall financial success of such film. Budget overruns could also prevent a picture from being completed or released. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our success depends on external factors in the entertainment industry.

Our success depends on the commercial success of motion pictures and filmed entertainment, which is unpredictable. Operating in the motion picture and entertainment industry involves a substantial degree of risk. Each motion picture is an individual artistic work, and inherently unpredictable audience reactions primarily determine commercial success. Generally, the popularity of our motion pictures and entertainment projects depend on many factors, including the critical acclaim they receive, the format of their initial release, for example, theatrical or direct-to-video, the actors and other key talent, their genre and their specific subject matter. The commercial success of our motion pictures and entertainment projects also depends upon the quality and acceptance of motion pictures or projects that our competitors release into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, many of which we do not control and all of which may change. We cannot predict the future effects of these factors with certainty, any of which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. In addition, because a motion picture's or entertainment project’s performance in ancillary markets, such as home video and pay and free television, is often directly related to its box office performance or reviews, poor box office results or poor reviews may negatively affect future revenue streams. Our success will depend on the experience and judgment of our management to select and develop new investment and production opportunities. We cannot make assurances that our motion pictures and entertainment projects will obtain favorable reviews or ratings, or that our motion pictures will perform well at the box office or in ancillary markets or that alternate distribution channels will be available. The failure to achieve any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Global economic turmoil and regional economic conditions in the U.S. could adversely affect our business. The global economic turmoil of recent years has caused a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, an unprecedented level of intervention from the U.S. federal government and other foreign governments, decreased consumer confidence, overall slower economic activity and extreme volatility in credit, equity and fixed income markets. While the ultimate outcome of these events cannot be predicted, a decrease in economic activity in the U.S. or in other regions of the world in which we do business could adversely affect demand for our films, thus reducing our revenues and earnings. A decline in economic conditions could reduce performance of our theatrical and entertainment releases. In addition, an increase in price levels generally, could result in a shift in consumer demand away from the entertainment we offer, which could also adversely affect our revenues and, at the same time, increase our costs. Moreover, financial institution failures may cause us to incur increased expenses or make it more difficult to finance any future acquisitions, or engage in other financing activities. We cannot predict the timing or the duration of this or any other downturn in the economy and we are not immune to the effects of general worldwide economic conditions.

Licensed distributors' failure to promote our programs may adversely affect our business. Licensed distributors' decisions regarding the timing of release and promotional support of our motion pictures, entertainment projects and related products are important in determining the success of these pictures, programs and products. We generally do not control the timing and manner in which our licensed distributors distribute our motion pictures or entertainment projects. Any decision by those distributors not to distribute or promote one of our motion pictures, entertainment projects or related products or to promote our competitors' motion pictures, entertainment projects or related products to a greater extent than they promote ours could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

We could be adversely affected by strikes or other union job actions. We are directly or indirectly dependent upon highly specialized union members who are essential to the production of motion pictures and entertainment projects. A strike by, or a lockout of, one or more of the unions that provide personnel essential to the production of motion pictures or entertainment projects could delay or halt our ongoing production activities. Such a halt or delay, depending on the length of time, could cause a delay or interruption in our release of new motion pictures and entertainment projects, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our business involves risks of liability claims for media content, which could adversely affect our business, results of operations and financial condition.

As a producer of media content, we may face potential liability for:

•	defamation;

•	invasion of privacy;

•	negligence;

•	copyright or trademark infringement (as discussed above); and

•	other claims based on the nature and content of the materials distributed.

These types of claims have been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our revenues and results of operations may fluctuate significantly.

Our results of operations are difficult to predict and depend on a variety of factors. Our results of operations depend significantly upon the commercial success of the motion pictures and entertainment projects that we produce, which cannot be predicted with certainty.  In particular, the underperformance at the box office of one or more motion pictures in any period may cause our revenue and earnings results for that period (and potentially, subsequent periods) to be less than anticipated, in some instances to a significant extent. Accordingly, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods.

Our results of operations also fluctuate due to the timing, mix, number and availability of our theatrical motion picture and home entertainment releases, as well as license periods for our content.   Our operating results may increase or decrease during a particular period or fiscal year due to differences in the number and/or mix of films released compared to the corresponding period in the prior year or prior fiscal year.

Moreover, our results of operations may be impacted by the success or future success of critically acclaimed and award winning films, including Academy Award® winners and nominees. We cannot assure you that we will produce or acquire motion pictures that will receive critical acclaim or perform well commercially. Any inability to achieve such commercial success could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

In addition, the comparability of our results may be affected by changes in accounting guidance or changes in our ownership of certain assets and businesses. As a result of the foregoing and other factors, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future period.

Due to the difficulty of predicting our results of operations and other factors, it is difficult for industry or financial analysts to accurately forecast our results. The trading market for our common shares is influenced by the research and reports that such industry or financial analysts publish about us or our business. If an analyst who covers us changes his or her financial estimates or investment recommendation, or if our results of operations fall short of his or her estimates, the price of our common shares could decline.

We do not have long-term arrangements with many of our production or co-financing partners. We traditionally have not entered into long-term production contracts with the creative producers of the films we produce. There is no guarantee that we will produce future films by any specific creative producer or co-financing partner, and a failure to do so could adversely affect our business, financial condition, operating results, liquidity and prospects.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Overview

We are an independent motion picture production company. We develop, produce, market and plan to distribute feature-length motion pictures. We have not generated any revenues to date and have incurred operating losses, although we have already completed several projects from which we anticipate revenues.

Our business strategy is to create motion pictures and to fully exploit the films and the ancillary rights through several avenues, including theatrical release, cable television, home viewing versions and the Internet. We acquire ownership in media properties at a late stage when the properties are fully packaged and ready for financing and production of motion pictures, and create value by providing both financing and production expertise. Our target segment of the motion picture industry is the emerging market of high-quality, low-cost, commercially viable content.

Plan of Operation

The Company’s goal is to create motion pictures and to fully exploit the films and the ancillary rights through several avenues, including theatrical release, cable television, home viewing versions (DVD, VHS) and the Internet.  The Company intends to achieve growth through both acquisition and internally generated business. The Company’s officers have experience in feature film production, distribution and promotions.

The Company is in the development stage and consequently is subject to the risks associated with development stage companies, including the need for additional financing, the uncertainty of the Company’s technology and intellectual property resulting in successful commercial products or services as well as the marketing and customer acceptance of such products or services, competition from larger organizations and dependence on key personnel. To achieve successful operations, the Company will require additional capital to finance the acquisition of media properties, production of motion pictures based on such properties and their distribution. No assurance can be given as to the timing or ultimate success of obtaining future funding.

The Company currently has a number of films in different stages of production process. This includes (i) one film, “Shut Up and Drive” in production, (ii) two films, “Life after Beth” and “Trouble Dolls,” in post-production, (iii) one film, “Life of Crime,” for which the production has been completed, and (iv) one film, “Lee Daniels’ The Butler,” which has been theatrically released on August 16, 2013.

Recent Developments

From July to August, 2013, SSE issued to accredited investors 10% senior secured convertible notes in the aggregate principal amount of $900,000. The notes are secured by all the assets of SSE pursuant to the Security Agreement dated June 4, 2013, by and between SSE and the collateral agent, and rank senior to any other indebtedness of SSE, except for the credit facility if any to be obtained by SSE.  The notes are convertible into the shares of Common Stock of the Company, contingent on the completion of the reverse acquisition of the Company by SSE and closing of a financing in the amount of at least $500,000 at a conversion price $0.63 per share, with the notes in the aggregate principal amount of $400,000 convertible automatically at the closing of the reverse acquisition and a concurrent private placement of at least $500,000 of the Company’s common stock, and the balance of $500,000 in the aggregate principal amount of the notes convertible at the option of the holders with the same conditions precedent.

On October 8, 2013, the Company entered into a Securities Exchange Agreement with SSE and the Starstream Members.  Pursuant to the Securities Exchange Agreement, on October 8, 2013, the Starstream Members assigned 100% of the membership interests of SSE held by them to the Company, in consideration of an aggregate of 8,567,991 newly issued shares of the Company’s Common Stock. As a result, SSE, together with its wholly-owned subsidiaries, SSELP, and SSF became the Company’s wholly-owned subsidiaries.

On October 8, 2013, the Company entered into and consummated transactions pursuant to the Subscription Agreement with certain accredited investors whereby the Company issued and sold to the investors for $0.83 per share an aggregate of 602,410 shares of Common Stock for an aggregate purchase price of $500,000 (the “Private Placement”).

Upon closing of the reverse acquisition of the Company by SSE and the Private Placement, the notes in the aggregate principal amount of $825,000 together with the interest accrued thereon automatically converted into the Company’s common stock at a conversion price $0.63 per share.

On September 23, 2013, SSE formed SUAD Film, LLC, a Delaware limited liability company, for the purpose of financing, developing, producing, distributing and exploiting the motion picture entitled “Shut Up and Drive.” Under the company’s operating agreement, SSE committed to contribute $100,000 to the company’s capital. As of the date of this report, the total contribution by SSE is $25,000.

Results of Operations

For the six months ended June 30, 2013 and for the period from April 11, 2012 (date of inception) through December 31, 2012

We had revenues of $1.00 from interest income during the six months ended June 30, 2013. We had no revenues during the year ended December 31, 2012.

For the six months ended June 30, 2013, we had total expenses of $146,044, including general and administrative expenses of $67,158, professional fees of $38,140, payroll costs of $24,500, bad debt expense of $12,941, interest expense of $3,070, and depreciation expenses of $235. For the year ended December 31, 2012, total expenses were $3,000, which represented general and administrative expenses.

Net loss for the six months ended June 30, 2013 was $146,043. Net loss for the year ended December 31, 2012 was $3,000.

SSE, SSF and SSELP are limited liability companies and taxed as partnerships for federal and state tax purposes.  As such, no provision for income taxes is made in the combined financial statements as the activities of the companies were included in the federal and state tax returns of the respective members.

Liquidity and Capital Resources

As of June 30, 2013, the balance of our cash and cash equivalents was $22,175.  The Company is committed to funding various entities that are producing certain motion pictures, totaling $3,604,000.  As of June 30, 2013, the Company has funded $2,430,000 in such commitments.  In July 2013, the Company has funded an additional $400,000.  As such, the Company will need to raise additional funds to meet those funding obligations.  There is no guarantee that we will be able to raise any additional capital, or that if such capital is available, that it will be available on terms acceptable to us.

The foregoing represents the Company’s best estimates as of the date of this report and may materially vary based upon actual experience. The inability of the Company to obtain this funding either in the near term and/or longer term, will materially affect the ability of the Company to implement their business plan of operations and jeopardize the viability of the Company.  In that case, the Company may need to suspend their operations and reevaluate and revise its plan of operations.

The Company has liabilities totaling $556,076 as of June 30, 2013, comprised of accounts payable and accrued expenses of $24,567, notes payable of $425,000, accrued interest of $3,070, and amounts due to one of the members of $103,439.  As of December 31, 2012, the Company did not have any liabilities.

The notes payable bear interest at a rate of 10% per annum and have a maturity date of one year from the issuance date (the “Maturity Date”).  Interest is computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.  SSE may not prepay all or any portion of the notes payable without prior written consent of the note holders.  The notes payable are secured by all of the assets of SSE pursuant to a Security Agreement dated June 4, 2013, by and between SSE and the collateral agent, and rank senior to any other indebtedness of SSE, except the credit facility if any to be obtained by the company.

The amounts due to member represent funds advanced by Charles Bonan, a member of the Company, to the Company to fund working capital needs of the Company.  Such advances are short-term advances that are non-interest bearing and that are due on demand.

Critical Accounting Policies

The following critical accounting policies are important to the portrayal of the Company’s combined financial condition and results.

Basis of accounting

The Company’ policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of combination

The combined financial statements include the activities of SSF, SSELP and SSE.  All intercompany transactions have been eliminated in the combined financial statements. As a result of Chalres Bonan’s ownership interest in SSF, ELP and SSE, management has presented the financial information of SSF, ELP and SSE together in the combined financial statements.

Use of estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts.  Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.  The Company uses the allowance method to account for uncollectible accounts receivable.

Investments in film productions

The Company accounts for their investments in film productions under the cost method, as the Company does not exercise significant control over such investments.  The Company’ investments in film productions are increased by additional capital contributions to such investments and are reduced by distributions received from the investments.  Once the Company has recouped its investment, any additional distributions received from the investments will be reflected as income.

Investments in film productions are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the investments may no longer be appropriate.  When warranted, the Company assesses recoverability of the investments in film productions by estimating the future net cash flows expected to result from the investments.  If the future net cash flows are less than the carrying value of the investments, an impairment loss is recorded equal to the difference between the carrying value and fair value.

As of June 30, 2013 and December 31, 2012, the Company has determined that their investments in film productions were not impaired and, therefore, have not recorded an impairment loss.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 140 Rowayton Avenue, 2nd Floor Rowayton, Connecticut 06853. The office space is provided to us free of charge by Bridge Venture Investment Club, LLC, our shareholder.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position
Kimberley Leadford	39	Chief Executive Officer, Director, Co-Chair of the Board

Charles Bonan	62	President, Director, Co-Chair of the Board

Abraxas DiScala	42	Director

Kimberley Leadford, age 39, is the Co-Founder and an Executive at SSE. Most recently Kim executive produced the film adaptation of Elmore Leonard’s novel THE SWITCH, starring Jennifer Aniston, Tim Robbins, John Hawkes, and Mos Def. She also executive produced the upcoming Lee Daniel’s feature film “THE BUTLER,” starring Forest Whitaker and Oprah Winfrey, about the White House butler who served eight U.S. presidents. Kim executive produced several feature films in 2011-2012, including the James Franco film “ABOUT CHERRY,” the Martin Snyder directed “MISSED CONNECTIONS,” and the Peter Kline directed “HERE COMES THE NIGHT.” Prior to SSE, Kim served as President of Baldwin Films as well as an independent producer and entertainment attorney. Kim was an executive and principal at New England Sports and Entertainment Group, which has interests in various professional sports franchises globally. Kim graduated from Rhode Island College with a Bachelor of Arts degree  and earned her J.D. at Temple University - Beasley School of Law. Kim has extensive management experience, having managed world-class restaurants, a record label, and professional artists. In the political world, she has served Senator Jack Reed in Washington, D.C., Brian Kennedy in the Rhode Island General Assembly as well as lobbying for ASCAP in Washington, D.C.

Charles Bonan, age 62, is the Co-Founder and an Executive at SSE. He has several decades of experience as an executive and investor in the business and entertainment worlds. Charles serves as a producer and executive at SSE. Most recently, Charles executive produced the film, “Life of Crime,” adaptation of Elmore Leonard’s novel “THE SWITCH” starring Jennifer Aniston, Tim Robbins, John Hawkes, and Mos Def. He also executive produced the upcoming Lee Daniel’s feature film “THE BUTLER,” starring Forest Whitaker and Oprah Winfrey, about the White House butler who served eight U.S. presidents. Prior to that, Charles executive produced several feature films in 2011-2012, including the Martin Snyder directed “MISSED CONNECTIONS,” and the Peter Kline directed “HERE COMES THE NIGHT.” In 1983 Ted Turner appointed Charles Managing Director and Vice-President at Turner Broadcasting International, based in London. Bonan and his team launched CNN International throughout the World. After CNN, Bonan became International President of the largest pan European Satellite Entertainment network. Bonan and his partner and owner Marialina Marcucci sold the network to NBC. In the mid-1990s Charles and his investor group acquired The Grinberg Library, which consists of the entire American Pathe and Paramount newsreel collections. The library has preserved on film some of the 20th Century’s most historic moments from WWII to a young, unknown Frank Sinatra, to over 40 years of commercials chronicling the rapid evolution of technology that epitomized the American spirit. Charles was a successful executive in the global marketing industry as well, serving as Director of Cable and Special Projects at Interpublic Group of Companies, Inc. (IPG), where he developed Coca Cola’s sponsorship of Plaza Sesamo (the Spanish language version of Sesame Street) throughout all of South America. During his years at IPG, Charles also advised Paul Den Haene, owner of Poland Spring Water, and managed the successful re-launch of its bottled water products. Prior to IPG, Charles was the director of marketing for Leber-Krebs, where he managed the launch of the blockbuster Broadway musical, BEATLEMANIA. Charles received a Bachelor of Arts degree from the Northeastern University.

Abraxas J. DiScala, age 42, has over 20 years of experience in merchant banking, principal investing and financial advisory. Mr. DiScala began his career at his family’s real estate firm, DiScala Fairfield, which was eventually sold to Grubb & Ellis in 1989, providing the firm with a strong foothold in the highly coveted Northeast market. Continuing his real estate endeavors, AJ subsequently worked at Carson Crane and Alliance Partners. AJ DiScala then joined TJM Institutional Services as a bond broker in 1996. During his three years with the Chicago based institution, he raised capital for their hedge fund and provided coverage for the US Treasury bond market. Later, AJ DiScala served as Managing Partner and Co-Founder of Calico Capital Group, LLC, a New York and Los Angeles based merchant banking and advisory firm that focused on the unique needs of small to mid-cap emerging growth companies. AJ DiScala brought his access to a robust pipeline of clients and investment opportunities to Calico. During his tenure, Mr. DiScala was responsible for over 50 transactions ranging from $2 million to more than $200 million. The firm built a portfolio of promising companies based on its ability to not only provide capital, but to assemble quality management teams and build brand names quickly and efficiently through Mr. DiScala’s extensive connections in various industries. Throughout his career in financial services, Mr. DiScala has advised on over $1 billion in secured debt, equity, and mezzanine financing transactions across a broad spectrum of industries.

All of our directors hold their positions on the board until our next annual meeting of the shareholders, and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past ten years:

•	had any bankruptcy petition filed by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacate

Board Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

We do not have a code of ethics but intend to adopt one in the near future that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The new code will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.

Meetings of the Board of Directors

During its fiscal year ended October 31, 2012, the Board of Directors did not meet on any occasion, but rather transacted business by unanimous written consent.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the president and chairman roles is driven by the needs of the Company at any point in time.  Currently, Mr. Charles Bonan serves as the President of the Company as well as Co-Chair of our Board, and Ms. Kim Leadford serves as a Co-Chair of our board.  We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for our company at any given time.

Immediately following the consummation of the Securities Exchange Agreement, the size of our management team will be increased in order to manage our expanded operations, risks and resources.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or void-able if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

From June to July of 2013, Bridge Venture Investment Club, LLC purchased from SSE 10% secured convertible promissory notes in the aggregate principal amount of $1,075,000 of which the notes in the aggregate principal amount of $250,000 are outstanding as of the date of this report. Abraxas Discala, our director, is one of the principals of Bridge Venture Investment Club, LLC.

On July 24, 2013, Charles Bonan, our President and Chairman of the Board and the Company entered into a securities purchase agreement, pursuant to which the Company issued a 10% secured convertible promissory note to Mr. Bonan in the principal amount of $150,000 with a maturity date of July 24, 2013.

On October 8, 2013, Ms. Marach, shareholder, director and chief executive officer of the Company, and SSE entered into a Stock Purchase Agreement, pursuant to which Ms. Marach sold to SSE an aggregate of 4,000,000 shares of the Company’s common stock representing approximately 77.4% of the then issued and outstanding shares of common stock. SSE agreed to cancel the shares purchased from Ms. Marach following the issuance of common stock in accordance with the Securities Exchange Agreement.

Except the above transactions, the Company was not a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which an director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our executive officers, for the fiscal year ended December 31, 2012 since inception on August 20, 2012, and compensation paid by SSE, SSELP and SSF for the fiscal year ended December 31, 2012. SSE was organized on January 10, 2013, SSELP was organized on December 7, 2012, and SSF was organized on April 11, 2012.

Summary Compensation Table

Name and Position(s)	Year	Salary($)	Stock Awards	All other Compensation	Total Compensation

Kim Leadford (1)	2012	$11,000	$-	$-	$11,000
Chief Executive Officer, Director, Co-Chair of GEIA, Managing Member of SSE, SSELP and SSF	2011	$-	$-	$-	$-

Yulia Marach (2)	2012	$-	$-	$-	$-
CEO, CFO and Director	2011	$-	$-	$-	$-

Charles Bonan (3)	2012	$-	$-	$-	$-
Director, Co-Chair, President of GEIA, Managing Member of SSE, SSELP and SSF	2011	$-	$-	$-	$-
_________________

(1)	Ms. Leadford was appointed as our Chief Executive Officer, Director and Co-Chairperson on October 8, 2013. Ms. Leadford has been Managing Member of SSE, SSELP and SSF since their inception.
(2)	Ms. Marach tendered her resignations as our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary on October 8, 2013.
(3)	Mr. Bonan was appointed as our Director, Co-Chairperson and President on October 8, 2013. Mr. Bonan has been Managing Member of SSE, SSELP and SSF since their inception.

Director Compensation

For the year ended December 31, 2012, none of the members of our Board of Directors received compensation for his service as a director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of the date of this report, and by the officers and directors, individually and as a group following the completion of the Reverse Acquisition Transaction. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown. The address for each officer and director is 140 Rowayton Avenue, 2nd Floor, Rowayton, Connecticut 06853.

Name	Office	Shares Beneficially Owned(1)	Percent of Class(2)

Officers and Directors

Kim Leadford	Director and CEO	1,620,457	13.1%

Charles Bonan(3)	Director and President	6,258,975	49.7%

Abraxas DiScala(4)(5)	Director	1,865,754	14.6%

All officers and directors as a group (4 persons named above)		9,745,186	77.4%

5% Securities Holders

Bridge Venture Investment Club, LLC(4)(5) 140 Rowayton Avenue, 2nd Floor Rowayton, Connecticut 06853		1,865,754	15.1%

Christopher Herghelegiu 2944 Susquehanna Road Roslyn, Pennsylvania 19001		698,555	5.7%
_______________

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Based on 12,348,480 shares of the Company’s common stock outstanding after giving effect to the cancellation of 4,000,000 shares by SSE.
(3)	Includes 238,096 shares of common stock of the Company issuable upon conversion of the convertible notes issued by SSE.
(4)	Includes 396,826 shares of common stock of the Company issuable upon conversion of the convertible notes issued by SSE.

(5)	Abraxas DiScala has the voting and investment power over the shares held by Bridge Venture Investment Club, LLC.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 110,000,000 shares of common stock, with a par value of $.001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

As of the date of this report, there were 16,348,480 shares of common stock issued and outstanding.

Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760 is the registrar and transfer agent for our common stock. Their phone number is (727) 289-0010.

Preferred Stock

On October 8, 2013, the Company amended its Articles of Incorporation to increase its authorized stock to 110,000,000 shares consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share. Our Board of Directors has the authority, without further action by the stockholders, to issue from time to time the blank check preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

In connection with the Merger, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations of Preferences and Rights of Series A Preferred Stock (the “Series A Certificate”). Pursuant to the Series A Certificate, there are two shares of Series A Preferred Stock authorized. Shares of Series A Preferred Stock have no dividend rights.

The holders of the Series A Preferred Stock are entitled to vote together with the holders of the Company’s common stock, with such holders entitled together to 66.7% of the total votes on all such matters, and the holders of Common Stock and any other shares entitled to vote are entitled to their proportional share of the remaining 33.3% of the total votes based on their respective voting power. The holders of Series A may only vote unanimously. Each share of Series A Preferred Stock is convertible into one share of the Company’s common stock at the option of the holder. Shares of Series A Preferred Stock are not redeemable and have no liquidation preference.

In connection with the Merger, the Company issued two shares of Series A Preferred Stock.

Notes

SSE has currently the following convertible and promissory notes issued and outstanding:

Issue Date	Interest Rate	Maturity Date	Effective Conversion Price	Principal Amount
July 19, 2013	10%	July 19, 2014	$0.63	100,000
July 24, 2013	10%	July 24, 2014	$0.63	300,000
August 6, 2013	10%	August 6, 2014	$0.63	100,000
				$500,000

The notes payable are secured by all of the assets of SSE pursuant to a Security Agreement dated June 4, 2013, by and between SSE and the collateral agent, and rank senior to any other indebtedness of SSE, except the credit facility if any to be obtained by the company.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets OTCQB, under the symbol “GEIA.” There have been no reported quotations for our common stock.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of October 15, 2013, we have 12,348,480 shares of our common stock par value, $.001 issued and outstanding after taking into account cancellation of 4,000,000 shares held by SSE. There are approximately 26 shareholders of record of our common stock.

Transfer Agent and Registrar

The Transfer Agent for our capital stock is Island Stock Transfer, located at 15500 Roosevelt Boulevard, Suite 301.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

We have not paid any cash dividends to our shareholders. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.

Securities authorized for issuance under equity compensation plans

As of the date of this Current Report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 3.02  Unregistered Sales of Equity Securities.

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” for a description of the unregistered sales of equity securities as a result of the Merger, which is incorporated in its entirety into this Item 3.02.

The issuances of the shares of Common Stock under the Securities Exchange Agreement were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, Regulation D and Regulation S promulgated thereunder.

ITEM 3.03  Material Modification of Rights of Security Holders

Please refer to Item 2.01 - “Description of Securities – Preferred Stock” for a description of designation and issuance of shares of Series A and Series B Preferred Stock in connection with the Merger, which is incorporated in its entirety into this Item 3.03.

Item 4.01  Changes in Registrant’s Certifying Accountant

Previous Independent Accountants

On October 8, 2013, we dismissed Seale and Beers, CPAs (“SB”), as our independent accountant. The reports of SB, on our financial statements for the period from inception on August 20, 2012 through October 31, 2012 contained no adverse opinion or a disclaimer of opinion and were not modified; however, the reports were qualified as to the uncertainty of our ability to continue as a going concern due to our dependence on a successful execution of our plan of operations and ability to raise additional financing, lack of our generation of revenues, and our stockholders’ deficit and negative working capital. The decision to change independent accountants was approved by our Board of Directors on October 8, 2013.

During the period from inception on August 20, 2012 through October 31, 2012 and through the date of this report, we have had no disagreements with SB, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SB, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided SB, with a copy of this disclosure before its filing with the SEC. We requested that SB, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from SB, stating that it does agree with the above statements. A copy of such letter, dated as of October 15, 2013 is filed as Exhibit 16.1 to this report.

New Independent Accountants

Our Board of Directors appointed Friedman LLP (“Friedman”) as our new independent registered public accounting firm effective as of October 8, 2013. During the two most recent fiscal years and through the date of our engagement, we did not consult with Friedman regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01 Changes in Control of Registrant.

On October 8, 2013, Yulia Marach (“Marach”), a majority shareholder of the Company, entered into a Stock Purchase Agreement (the “Purchase Agreement,” such transaction, the “Purchase Transaction”) with SSE, pursuant to which Marach sold to SSE 4,000,000 shares of Common Stock of the Company (the “Control Shares”). SSE agreed to cancel the Control Shares upon completion of the transactions contemplated by the Reverse Acquisition Transaction.

Simultaneous with the consummation of the Purchase Transaction, the Company consummated the Reverse Acquisition Transaction with SSE and the SSE Members, whereby SSE Members received an aggregate of 8,567,991 shares of the Common Stock in exchange for assignment to GEIA of 100% of the membership interests of SSE.  Upon closing of the Reverse Acquisition Transaction, certain 10% convertible promissory notes in the aggregate principal amount of $825,000 previously issued by SSE were automatically converted into 1,309,524 shares of common stock of GEIA.

As a result of the Reverse Acquisition Transaction, conversion of the SSE notes and after taking into account cancellation of the Control Shares, SSE Members currently collectively own approximately 70.3% of the issued and outstanding shares of Common Stock of GEIA.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective immediately prior to the closing of the Securities Exchange Agreement on October 8, 2013, Yulia Marach, our former Chief Executive Officer, President and Director, resigned from each of her positions as a director and officers of the Company.

Also effective immediately prior to the closing of the Reverse Acquisition Transaction on October 8, 2013, (i) Charles Bonan was appointed as the President, Director and Co-Chair of the Company, (ii) Kim Leadford was appointed as the Chief Executive Officer, Director and Co-Chair of the Company, and (iii) Abraxas DiScala was appointed as a Director of the Company.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Please refer to Item 2.01 - “Description of Securities – Preferred Stock” for a description of the amendment of the Company’s Articles of Incorporation, which is incorporated in its entirety into this Item 5.03.

On October 8, 2013, our board of directors approved a change in our fiscal year end from October 31 to December 31 which is the fiscal year end of SSE.  This change is being effectuated in connection with the Reverse Acquisition Transaction described in Item 2.01 above.

Item 5.06 Change in Shell Company Status

As a result of the Share Exchange as described in Items 1.01 and 2.01, which description is incorporated by reference in this Item 5.06 of this report, GEIA ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The combined audited financial statements of SSE, SSF and SSELP and the pro forma financial statements of the Company are appended to this report beginning on page F-1.

(d) The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Form of Securities Exchange Agreement by and among the Company, SSE and members of SSE dated October 8, 2013.

3.1	Certificate of Amendment of the Articles of Incorporation.

3.2	Certificate of Formation of SSE.

3.3	Certificate of Formation of Starstream Films, LLC.

3.4	Certificate of Formation of Starstream ELP, LLC.

3.5	Certificate of Formation of SUAD Film, LLC.

4.1	Certificate of Designations, Preferences, Rights and Limitations of Series A Preferred Stock.

4.2	Form of Bridge Notes issued pursuant to an Amended and Restated Securities Purchase Agreement dated August 6, 2013.

10.1	Form of Amended and Restated Securities Purchase Agreement dated August 6, 2013.

10.2	Form of Subscription Agreement by and between the Company and certain accredited investors dated October 8, 2013.

10.3	Form of Stock Purchase Agreement dated October 8, 2013 by and between Yulia Marach and SSE.

10.4	Form of Security Agreement dated June 4, 2013 by and between SSE and the collateral agent.

10.5	Operating Agreement of SSE.

10.6	Operating Agreement of Starstream Films, LLC.

10.7	Operating Agreement of Starstream ELP, LLC.

10.8	Operating Agreement of SUAD Film, LLC.

16.1	Letter from Seale and Beers, CPAs.

21.1	List of Subsidiaries.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Starstream Films, LLC
Starstream ELP, LLC
Starstream Entertainment, LLC

We have audited the accompanying combined balance sheets of Starstream Films, LLC, Starstream ELP, LLC and Starstream Entertainment, LLC, (collectively, the “Companies”) as of December 31, 2012, and the related combined statements of operations, changes in members’ equity, and cash flows for the period from April 11, 2012 (inception) through December 31, 2012.  These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  The Companies are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 2012, and the results of their operations and their cash flows for the period from April 11, 2012 (inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

East Hanover, New Jersey
August 13, 2013

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

COMBINED BALANCE SHEETS

JUNE 30, 2013 AND DECEMBER 31, 2012

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$22,175	$-
Accounts receivable, net of allowance of $12,941 and $0, respectively	12,941	-
Investments in film productions, at cost	2,430,000	500,000
Automobile, net of accumulated depreciation of $235 and 0, respectively	8,211	-
Escrow	75,000	75,000
Prepaid expenses	11,706	-

Total assets	$2,560,033	$575,000

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$24,567	$-
Notes payable	425,000	-
Accrued interest - notes payable	3,070	-
Due to member	103,439	-
Total liabilities	556,076	-

Commitments and contingencies

Members’ equity	2,003,957	575,000

Total liabilities and members’ equity	$2,560,033	$575,000

The accompanying notes are an integral part of these combined financial statements.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013
AND FOR THE PERIOD FROM APRIL 11, 2012 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2012

	For the Six Months Ended June 30, 2013 (Unaudited)	For the Period From April 11, 2012 (Date of Inception) Through December 31, 2012

Revenues
Interest income	$1	$-
Total revenues	1	-

Expenses
General and administrative	67,158	3,000
Professional fees	38,140	-
Payroll	24,500	-
Bad debt expense	12,941	-
Interest expense	3,070	-
Depreciation expense	235	-
Total expenses	146,044	3,000

Net loss	$(146,043)	$(3,000)

The accompanying notes are an integral part of these combined financial statements.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE SIX MONTHS EDNED JUNE 30, 2013
AND FOR THE PERIOD FROM APRIL 11, 2012 (DATE OF INCEPTION)
THROUGH JUNE 30, 2013

Members’ equity - April 11, 2012	$-

Contributions	578,000

Net loss	(3,000)

Members’ equity - December 31, 2012	575,000

Contributions (unaudited)	1,575,000

Net loss (unaudited)	(146,043)

Members’ equity - June 30, 2013 (unaudited)	$2,003,957

The accompanying notes are an integral part of these combined financial statements.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

COMBINED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013
AND FOR THE PERIOD FROM APRIL 11, 2012 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2012

	For the Six Months Ended June 30, 2013 (Unaudited)	For the Period From April 11, 2012 (Date of Inception) Through December 31, 2012
Cash flows from operating activities
Net loss	$(146,043)	$(3,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	235	-
Bad debt expense	12,941	-
Increase in accounts receivable	(25,882)	-
Increase in prepaid expenses	(11,706)	-
Increase in accounts payable and accrued expenses	24,567	-
Increase in accrued interest - notes payable	3,070	-
Total adjustments	3,225	-
Net cash used in operating activities	(142,818)	(3,000)

Cash flows from investing activities
Investments in film productions	(1,930,000)	(500,000)
Acquisition of automobile	(8,446)	-
Increase in escrow	-	(75,000)
Net cash used in investing activities	(1,938,446)	(575,000)

Cash flows from financing activities
Contributions	1,575,000	578,000
Proceeds from notes payable	425,000	-
Increase in due to member	103,439	-
Net cash provided by financing activities	2,103,439	578,000

Net increase in cash and cash equivalents	22,175	-

Cash and cash equivalents - beginning of period	-	-

Cash and cash equivalents - end of period	$22,175	$-

The accompanying notes are an integral part of these combined financial statements.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 1.            ORGANIZATION AND DESCRIPTION OF BUSINESS

Starstream Films, LLC (“SSF”) was formed on April 11, 2012, in the State of Delaware.  SSF’s purpose is to have an ownership interest in Butler Films, LLC (“Butler”), a Delaware limited liability company.  Butler was formed for the purpose of financing, developing, producing, distributing and exploiting of the motion picture currently entitled “The Butler” (the “Picture”) based on the Approved Screenplay, as defined.

SSF has two members: Charles Bonan (“Bonan”) and Lawrence Ladove (“Ladove”).  Bonan and Ladove are collectively referred to as the “SSF Members.”  Bonan has a 70% ownership interest in SSF and Ladove has a 30% ownership interest in SSF.

Starstream ELP, LLC (“ELP”) was formed on December 7, 2012, in the State of Delaware.  ELP was formed to produce, promote, support and/or develop motion pictures and engage in any and all activities necessary or incidental to the foregoing.

ELP has three members: Charles Bonan (“Bonan”), NV Productions LLC (“NV”) and Bryan Mansour (“Mansour”).  Bonan, NV and Mansour are collectively referred to as the “ELP Members.”  Bonan is the manager of ELP.  Bonan has a 79.032% ownership interest in ELP, NV has a 14.516% ownership interest in ELP and Mansour has a 6.452% ownership interest in ELP.

Starstream Entertainment, LLC (“SSE”) was formed on January 10, 2013, in the State of Delaware.  SSE was formed to produce, promote, support and/or develop motion pictures and engage in any and all activities necessary or incidental to the foregoing.

SSE has three members: Charles Bonan (“Bonan”), Kim Leadford, (“Leadford”) and Daniel McCarney (“McCarney”).  Bonan and Leadford are the Managing Members of SSE.  Collectively, the Managing Members and McCarney are referred to as the “SSE Members.”  Bonan has a 70% ownership interest in SSE, Leadford has a 20% ownership interest in SSE, and McCarney has a 10% ownership interest in the SSE.

SSE, ELP and SSE are collectively referred to as the Companies.

The Companies are committed to funding various entities that are producing certain motion pictures.  As such, the Companies may need to raise additional funds to meet those funding commitments.

SSE intends to complete a reverse acquisition (the “Reverse Merger”) of a U.S. publicly traded company (“Pubco”).

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 1.            ORGANIZATION AND DESCRIPTION OF BUSINESS (Cont’d)

The Reverse Merger will result in Pubco acquiring all of the outstanding members’ interests of the Companies in exchange for shares of Pubco’s common stock (“Common Stock”) representing 60% of issued and outstanding shares of Common Stock after giving effect to the closing of the Reverse Merger and employee stock option plan.  As a result of the Reverse Merger, the Companies’ members will control 60% of the shares of Common Stock in the aggregate.

The completion of the Reverse Merger is conditioned upon the Companies’ obtaining a credit facility of not less than $5,000,000 (the “Credit Facility”).

It is the intention of the parties that the Reverse Merger qualify as a “reorganization” under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and not subject the holders of the Companies’ members’ interests to any tax liability as a result of the Reverse Merger.

NOTE 2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting
The Companies’ policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of combination
The accompanying combined financial statements include the activities of SSF, ELP and SSE.  All intercompany transactions have been eliminated in these combined financial statements.

As a result of Bonan’s ownership interest in SSF, ELP and SSE, management has presented the financial information of SSF, ELP and SSE together in these combined financial statements.

Use of estimates
The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents
Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Accounts receivable
Accounts receivable are carried at their estimated collectible amounts.  Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.  The Companies use the allowance method to account for uncollectible accounts receivable.  Accounts receivable are presented net of allowance for doubtful accounts of $12,941 and $0, respectively, for the six months ended June 30, 2013 and for the period from the Date of Inception through December 31, 2012.

Automobile
The automobile is recorded at cost and is depreciated over its estimated useful life of five years.  Depreciation expense for the six months ended June 30, 2013 and for the period from the Date of Inception through December 31, 2012, was $235 and $0, respectively.

Investments in film productions
The Companies account for their investments in film productions under the cost method, as the Companies do not exercise significant control over such investments.  The Companies’ investments in film productions are increased by additional capital contributions to such investments and are reduced by distributions received from the investments.  Once the Companies have recouped its investment, any additional distributions received from the investments will be reflected as income.

Investments in film productions are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the investments may no longer be appropriate.  When warranted, the Companies assess recoverability of the investments in film productions by estimating the future net cash flows expected to result from the investments.  If the future net cash flows are less than the carrying value of the investments, an impairment loss is recorded equal to the difference between the carrying value and fair value.

As of June 30, 2013 and December 31, 2012, the Companies have determined that their investments in film productions were not impaired and, therefore, have not recorded an impairment loss.

Income taxes
The Companies are limited liability companies and taxed as partnerships for federal and state tax purposes.  As such, no provision for income taxes is made in the Companies’ combined financial statements as the activities of the Companies are included in the federal and state tax returns of the respective members.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 3.            INVESTMENTS IN FILM PRODUCTIONS

Investments in film productions represent the following as of June 30, 2013 and December 31, 2012:

	Investment Balance
Film Production	June 30, 2013	December 31, 2013

TUELP Investments, LLC	$1,550,000	$-
Butler Films, LLC	500,000	500,000
Life After Beth LLC	300,000	-
Pigeon The Cat Films, Inc.	80,000	-
	$2,430,000	$500,000

TUELP Investments, LLC
In January 2013, ELP entered into the Second Amended and Restated Limited Liability Company Agreement (the “ELP Agreement”) of TUELP Investments, LLC (“TUELP”), whereby ELP obtained a 47% ownership interest in TUELP for $1,525,000.  Under the terms of the ELP Agreement, it is recognized and anticipated that TUELP may require additional capital.  Any additional capital contributions will require a majority vote of the members of TUELP.  Notwithstanding, the members of TUELP will not be required to contribute any additional capital contributions other than what is required under the Financing Agreement, as defined, as to each member’s applicable Finance Commitment, as defined.

In December 2012, ELP, along with Abbolita Productions, Inc. (“Abbolita”) and Ladove Family Trust (the “LF Trust”), entered into a Financing Funding Memorandum and Security Agreement (the “Financing Agreement”) with TUELP and The Switch Productions, LLC (“Switch”), in connection with the motion picture tentatively entitled “The Untitled Elmore Leonard Project” (a/k/a “The Switch”).  ELP, Abbolita and LF Trust are collectively referred to as the “TUELP Investors.”  TUELP and Switch are collectively referred to as the “TUELP Production Entity.”  The TUELP Investors have agreed to make an equity investment in the TUELP Production Entity totaling $3,250,000 (the “Finance Commitment”), of which ELP has agreed to fund $1,750,000.  As of June 30, 2013, ELP contributed $1,550,000 towards its commitment.

Under the terms of the Financing Agreement, the Adjusted Gross Proceeds, as defined, will be applied in the following order, but subject to the Collection Account Management Agreement, as defined, and negotiations with the Senior Lender, as defined:

(a)	Repayment of Collection Account Management Agreement;

(b)	Hyde Park Foreign Sales Rep Fee at 7.5% (excluding the Existing Italia Pre-Sales, as defined) plus their capped sales and market fees when applicable;

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 3.            INVESTMENTS IN FILM PRODUCTION (Cont’d)

TUELP Investments, LLC (Cont’d)
(c)	WME, as defined, when applicable will be paid a foreign sales rep fee at the rate of 2.5% and Hyde Park will be paid a foreign sales rep fee at a rate of 5% as to the existing Italia deal, as defined;

(d)	WME/CAA U.S. Sales Rep Fee at 7.5% when applicable;

(e)	Senior Debt Lender, to recoup in the amount of their loan plus interest, less any amounts received from the Budget, as defined;

(f)	Tax Credit lender, as defined, for any shortfall in the tax credit value, if any;

(g)	Guild Residuals, as defined, if any, on a continuing basis;

(h)	All producer deferments not paid from the contingency capped at $100,000;

(i)	All equity investor’s contributions on a pari passu basis until paid;

(j)	All equity investor’s contribution premium returns at 20% until fully recouped on a pari passu basis with Jennifer Aniston’s deferment of $500,000; and

(k)
Thereafter, the balance remaining after the payment of all sums referred to above will form the “Net Profits” and shall be paid to the net profit participants in the following manner: (i) 42.5% allocated to equity investors in amount that is in direct proportion to their equity investment relative to the total Finance Commitment; (ii) 10% to Senior Debt Lender; and (iii) 47.5% to Producer on a pari passu basis.

Butler Films, LLC
In August 2012, SSF entered into the Second Amended and Restated Limited Liability Company Agreement (the “SSF Agreement”) of Butler, whereby SSF obtained a 3.57% Class A Percentage Interest in Butler for $500,000.  Under the terms of the SSF Agreement, to the extent that a Budget Overage, as defined, is unanimously approved by all members, each Class A Member, as defined, of which SSF is one of, will be required to make an additional capital contribution (a “Budget Overage Contribution”) in an amount equal to the portion of the Budget Overage that is commensurate with its respective Class A Percentage Interest, as defined.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 3.            INVESTMENTS IN FILM PRODUCTIONS (Cont’d)

Life After Beth LLC
The Amended and Restated Limited Liability Company Operating Agreement of Life After Beth LLC was entered into in May 2013, by and among SSE and Abbolita Productions, Inc. (“Abbolita”).  SSE and Abbolita are collectively referred to as the “Production Entity.”  Life After Beth LLC was formed to produce, promote, support and/or develop motion pictures and engage in any and all activities necessary or incidental to the foregoing.  More specifically, Life After Beth LLC will engage in the development, production, promoting and selling the motion picture currently entitled “Life After Beth.”

Under the Amended and Restated Limited Liability Company Operating Agreement of Life After Beth LLC, SSF is committed to contributing a total of $1,200,000 to Life After Beth LLC.  As of June 30, 2013, SSE contributed $300,000 towards its commitment.  In July 2013, SSF contributed an additional $400,000 to Life After Beth LLC.

In accordance with the terms of the Financing Agreement between the Production Entity and American Zoetrope (“Owner”) entered into in May 2013, the Production Entity has agreed to provide a total of $2,400,000 (the “Investment Amount”) for the production of Life After Beth.

Under the terms of the Financing Agreement, the Adjusted Gross Proceeds, as defined, will be applied in the following order, but subject to the Collection Account Management Agreement, as defined:

(l)	Repayment of Collection Account Management Agreement;

(m)	Any applicable Guilds, as defined;

(n)	For foreign sales and domestic sales agents commissions plus their capped sales and market fees, when applicable;

(o)	Production Entity in recoupment of the Investment Amount until fully recouped;

(p)	Production Entity in recoupment of its premium return at 20% until fully recouped; and

(q)
Thereafter, the balance remaining after the payment of all sums referred to above will form the “Net Profits” and shall be paid to the net profit participants in the following manner: (i) 50% to Production Entity and (ii) 50% to cast and producers (including Owner) in share to be negotiated in good faith on a pari passu basis.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 3.            INVESTMENTS IN FILM PRODUCTIONS (Cont’d)

Pigeon The Cat Films, Inc.
The Amended and Restated By-Laws of Pigeon the Cat Films, Inc. (“Pigeon”) were entered into on June 13, 2013, by and among SSE, Jessica Weixler (“Weixler”) and Jennifer Prediger (“Prediger”).  Pigeon was organized as a New York corporation to produce, promote, support and/or develop motion pictures and engage in any and all activities necessary or incidental to the foregoing.  More specifically, Pigeon will engage in the development, production, promoting and selling the motion picture currently entitled “Trouble Dolls.”

Under the Loan and Security Agreement between the Company and Pigeon, dated June 3, 2013, SSE has committed to make a cash advance to Pigeon in the aggregate amount of $154,000.  Such cash advance will be used to fund the production of Trouble Dolls in accordance with the approved cash flow schedule of the Budget, as defined.  As of June 30, 2013, SSE contributed $80,000 towards its commitment.

In accordance with the Loan and Security Agreement, the Adjusted Gross Proceeds, as defined, will be applied as follows:

(a)	To SSE to recoup the amount of their cash advance;

(b)	To the Guild Residuals, as defined, if any, on a continuing basis;

(c)	To all producer deferments not paid from the contingency; and

(d)
Thereafter, the balance remaining after the payment of all sums referred to above will form the “Net Profits” and shall be paid to the net profit participants in the following manner: 50% to Investors, as defined (which equals 25% to SSE), and 50% to Producers, as defined, pro-rata.

NOTE 4.            ESCROW

Escrow represents funds provided by ELP to TUELP that have been deposited in an escrow account to secure a bond related to the tax credits to be received by TUELP.  Once the tax credits are received by TUELP, the funds will be released out of escrow and returned to ELP.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 5.            NOTES PAYABLE

On June 4, 2013, SSE entered into a Security Purchase Agreement (the “June  2013 Agreement”) with certain accredited investors for a total financing of $500,000, whereby SSE issued to the investors 10% senior secured convertible promissory notes in the aggregate principal amount of $425,000 (the “Notes”).  The Notes bear interest at a rate of 10% per annum and have a maturity date of one year from the issuance date (the “Maturity Date”).  Interest is computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.  SSE may not prepay all or any portion of the Notes without prior written consent of the note holders.  The Notes are secured by all of the assets of the SSE pursuant to a Security Agreement dated June 4, 2013, by and between SSE and the collateral agent, and rank senior to any other indebtedness of SSE, except the Credit Facility.

Upon closing of the Reverse Merger and a related financing of Pubco in the amount of at least $500,000, all of the outstanding principal amount of, and accrued but unpaid interest under the Notes, shall automatically be converted into the shares of Common Stock of Pubco at the Conversion Ratio, as defined in the June 2013 Agreement.

NOTE 6.            RELATED PARTY TRANSACTIONS

Accounts receivable
Accounts receivable represent funds advanced by SSE to Switch to fund production costs of the in connection with the production of the motion picture entitles “The Untitled Elmore Leonard Project” (a/k/a/”The Switch”).  Such advances are short-term advances that are non-interest bearing and that are due on demand.

Due to member
Due to member represents funds advanced by Bonan to the Companies to fund working capital needs of the Companies.  Such advances are short-term advances that are non-interest bearing and that are due on demand.

NOTE 7.            COMMITMENTS AND CONTINGENCIES

Concentration of credit risk
The Companies’ financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents in financial institutions.  At times, such deposits and investments may be in excess of amounts insured by the Federal Deposit Insurance Corporation.  The Companies’ management does not believe the Companies are exposed to any significant credit risk on its cash and cash equivalents.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 8.            FAIR VALUE OF FINANCIAL INSTRUMENTS

Management believes that the carrying values of the Companies’ financial instruments approximate their respective fair values as of June 30, 2013 and December 31, 2012.

NOTE 9.            SUBSEQUENT EVENTS

The Companies have performed an evaluation of subsequent events through August 13, 2013, which is the date the combined financial statements were authorized to be issued.

On July 1, 2013, SSE and the investors amended and restated the June 2013 Agreement by entering into an Amended and Restated Securities Purchase Agreement, which increased the amount of the financing from $500,000 to $900,000.  In connection with the amendment and restatement of the June 2013 Agreement, SSE completed a second closing under the agreement, whereby it issued to an accredited investor a 10% senior secured convertible note in the principal amount of $400,000, on the same terms as the Notes issued on June 4, 2013.

On July 19, 2013, SSE entered into a Securities Purchase Agreement with an accredited investor for a financing of up to $200,000 (the “July 2013 Agreement”), whereby it issued to the investor a 10% senior secured convertible note in the principal amount of $100,000.  The note is secured by all the assets of SSE pursuant to a Security Agreement dated June 4, 2013, by and between SSE and the collateral agent, and rank senior to any other indebtedness of SSE, except for the Credit Facility which ranks senior to the note and the Notes issued under the June 2013 Agreement, which rank pari passu with this note.  The note is convertible at the option of the note holder into the shares of Common Stock of Pubco, contingent on the completion of the Reverse Merger and closing of a related financing by Pubco in the amount of at least $500,000 at a conversion price equal to 75% of the per share price of the financing.

On July 24, 2013, SSE and the investors amended and restated the July 2013 Agreement by entering into an Amended and Restated Securities Purchase Agreement, which increased the amount of the financing from $200,000 to $400,000.  In connection with the amendment and restatement of the July 2013 Agreement, SSE completed a second closing under the agreement, whereby it issued to certain accredited investors 10% senior secured convertible notes in the aggregate principal amount of $300,000 on the same terms as the notes issued on July 19, 2013.  Of the total principal issued, $150,000 was issued to Bonan.

STARSTREAM FILMS, LLC
STARSTREAM ELP, LLC
STARSTREAM ENTERTAINMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 9.            SUBSEQUENT EVENTS (Cont’d)

In August 2013, Bonan and Ladove assigned their respective membership interests in SSF to SSE.  In connection with and in consideration of the assignment by Ladove, SSF assigned 30% of its film rights with respect to ““Lee Daniels’ The Butler” to the LF Trust.  As a result, SSF became a wholly-owned subsidiary of SSE entitled to 70% of such rights.  Additionally, in August  2013, Bonan assigned his membership interest of 79.032% in ELP to SSE.

On August 6, 2013, SSE and the investors amended and restated the July 2013 Agreement by entering into an Amended and Restated Securities Purchase Agreement, which increased the amount of the financing from $400,000 to $1,000,000.  In connection with the amendment and restatement of the July 2013 Agreement, SSE completed a second closing under the July 2013 Agreement, whereby it issued to an accredited investor a 10% senior secured convertible note in the principal amount of $100,000, on the same terms as the notes issued on July 19, 2013.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
GELIA GROUP, CORP.
AND
STARSTREAM FILMS, LLC, STARSTREAM ELP, LLC AND STARSTREAM ENTERTAINMENT, LLC

PROFORMA CONDENSED COMBINED BALANCE SHEETS

AS OF OCTOBER 15, 2013
(UNAUDITED)

	Starstream Films, LLC
	Starstream ELP, LLC
	and Starstream
	Entertainment, LLC		Gelia Group, Corp.
	at June 30, 2013	Notes	at July 31, 2013	Adjustments	Notes	Pro-Forma

ASSETS:
Cash and cash equivalents	$22,175		$1,251	$-		$23,426
Accounts receivable, net of allowance of $12,941	12,941		-	-		12,941
Investments in film productions, at cost	2,430,000		-	-		2,430,000
Automobile, net of accumulated depreciation of $235	8,211		-	-		8,211
Escrow	75,000		-	-		75,000
Prepaid expenses	11,706		6,000	-		17,706

Total assets	$2,560,033		$7,251	$-		$2,567,284

LIABILITIES AND STOCKHOLDERS’ EQUITY AND MEMBERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$24,567		$-	$-		$24,567
Notes payable	425,000		-	-		425,000
Accrued interest - notes payable	3,070		-	-		3,070
Loan from shareholder	-		5,437	-		5,437
Due to member	103,439		-	-		103,439
Total liabilities	556,076		5,437	-		561,513

Stockholders’ equity

Common stock, $0.001 par value, 75,000,000 shares authorized; 13,737,991 shares issued and outstanding	-		5,170	8,568		13,738
Additional paid-in capital	-		22,230	2,144,432		2,166,662
Deficit accumulated during the development stage	-		(25,586)	(149,043)		(174,629)
Total stockholders’ equity	-		1,814	2,003,957		2,005,771

Members’ equity	2,003,957		-	(2,003,957)		-

Total liabilities and stockholders’ equity members’ equity	$2,560,033		$7,251	$-		$2,567,284

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
GELIA GROUP, CORP.
AND
STARSTREAM FILMS, LLC, STARSTREAM ELP, LLC AND STARSTREAM ENTERTAINMENT, LLC

PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE PERIOD ENDED OCTOBER 15, 2013
(UNAUDITED)

	Starstream Films, LLC
	Starstream ELP, LLC
	and Starstream
	Entertainment, LLC		Gelia Group, Corp.
	For the Six Months		For the Six Months
	Ended June 30, 2013	Notes	Ended July 31, 2013	Adjustments	Notes	Pro-Forma

Revenues
Interest income	$1		$-	$-		$1
Total revenues	1		-	-		1

Expenses
General and administrative	67,158		20,881	-		88,039
Professional fees	38,140		-	-		38,140
Payroll	24,500		-	-		24,500
Bad debt expense	12,941		-	-		12,941
Interest expense	3,070		-	-		3,070
Depreciation expense	235		-	-		235
Total expenses	146,044		20,881	-		166,925

Net loss	$(146,043)		$(20,881)	$-		$(166,924)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
GELIA GROUP, CORP.
AND
STARSTREAM FILMS, LLC, STARSTREAM ELP, LLC AND STARSTREAM ENTERTAINMENT, LLC

PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 2012
(UNAUDITED)

Starstream Films, LLC
Starstream ELP, LLC
and Starstream
	Entertainment, LLC		Gelia Group, Corp.
	For the Period Ended		For the Period Ended
	December 31, 2012	Notes	December 31, 2012	Adjustments	Notes	Pro-Forma

Revenues
Interest income	$-		$-	$-		$-
Total revenues	-		-	-		-

Expenses
General and administrative	3,000		4,705	-		7,705
Professional fees	-		-	-		-
Payroll	-		-	-		-
Bad debt expense	-		-	-		-
Interest expense	-		-	-		-
Depreciation expense	-		-	-		-
Total expenses	3,000		4,705	-		7,705

Net loss	$(3,000)		$(4,705)	$-		$(7,705)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2013	Gelia Group, Corp.

	By:	/s/ Kim Leadford
Name: Kim Leadford
Title: Chief Executive Officer